CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April XX, 2024, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 16, 2024